UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2026

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	PTIX	OTCQB
Common Stock Purchase Warrant	PTIXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2026, Protagenic Therapeutics, Inc. (the “Company” or the “Borrower”) issued a promissory note (the “Note”) to Patness LLC (the “Lender”), pursuant to which the Borrower agreed to pay to the order of the Lender the principal sum of $250,000 (the “Principal”). The Note bears simple interest at a rate equal to 1.0% per annum, calculated on the basis of a 365-day year and the actual number of days elapsed, and payable on the Maturity Date (as defined below). The unpaid Principal, together with all accrued but unpaid interest (if any) and all other amounts payable under the Note (collectively, the “Obligations”), is due and payable upon the earliest to occur of (i) the closing of any equity capital raise of any type by the Borrower for gross cash proceeds of at least $1,000,000, and (ii) the date that is 180 days from the date of the Note (the “Maturity Date”); provided, that if all Obligations are paid in full prior to the date that is 365 days after the date of the Note, all accrued but unpaid interest shall be forgiven and no interest shall be due or payable.

The Note contains customary events of default, including (i) the Borrower’s failure to pay any amount due under the Note within five business days after the date due, (ii) the Borrower’s breach of any other material covenant in the Note that remains uncured for ten business days after written notice from the Lender, and (iii) certain bankruptcy and insolvency events. Upon the occurrence and during the continuance of an event of default described in clause (i) or (ii), the Lender may, by written notice to the Borrower, declare all Obligations immediately due and payable. Upon the occurrence of an event of default described in clause (iii), all Obligations shall automatically and immediately become due and payable without any action by the Lender. If the Note is placed in the hands of an attorney for collection following an event of default, the Borrower shall pay the Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in enforcing the Note. The Borrower may prepay the Note, in whole or in part, at any time and from time to time without premium or penalty. Any partial prepayment made under the Note is applied first to reasonable out-of-pocket fees and expenses then due thereunder (if any), next to accrued but unpaid interest (if any), and then to outstanding Principal.

A copy of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Note is subject to, and qualified in its entirety by, the Note, which is incorporated herein by reference.

The Note was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. The Note has not been registered under the Securities Act or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01. Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d) Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Promissory Note, dated November 4, 2026 issued by Protagenic Therapeutics, Inc. to Patness LLC				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: November 6, 2026	By:	/s/ Bill Nichols
	Name:	Bill Nichols
	Title:	Chief Executive Officer